Exhibit 99.1

Mitesco Provides Shareholder Update

February 15, 2024 – Vero Beach, Florida -- (GLOBE NEWSWIRE) -- Mitesco, Inc. (OTC:MITI, “the Company”, www.mitescoinc.com ) today provided the following Company update to its shareholders from recently appointed Chairman and CEO Mack Leath.

“First, let me thank all shareholders who continue to remain interested in our Company. Our new team is working diligently to address Mitesco’s most immediate needs, while with equal intensity developing a longer-term view. Let me share these updates:

A)

We have undertaken the task of restructuring our operations, financials and capital structure to create an environment suitable for growth through acquisition, and to support funding needs going forward. It is important to note that we are fully reporting again and intend on maintaining full compliance at all times.

B)

 Over the last three (3) years we have had the benefit of over $10 million of investment from institutional investors, management and friends of the Company. While well intended, and with some important results to note, our clinic subsidiary, “The Good Clinic, LLC”, was not profitable and did not have the likelihood of near-term success. During the same period other players in that space faced similar results, having invested billions of dollars with a view that scale would ultimately deliver profitability. While the shuttering of our subsidiary has been painful, it was the correct business decision.

C)

Our most valuable asset is our shareholder base, over 7,000 strong, that has supported the Company and its endeavors for years. We respect them and intend to move swiftly to create a business situation that will provide a return to all of our shareholders and investors.

We are in the process of settling any remaining litigation from the closure of the clinic subsidiary and hope to have all matters resolved within the next few weeks. The Form 10Q we filed this week reflects “discontinued operations” accounting for that subsidiary, and we have no intention of returning to that business area. With continued cooperation from the creditors involved we hope to close the books on that business within this quarter, allowing us to move forward into other endeavors.

As we look forward we have a number of interesting acquisition targets to evaluate and will be working with our institutional investors and banking relationships to create a capital structure that provides a suitable situation for continued investment.

All of us on the Board appreciate your continued interest and support. As shareholders and investors, we intend to make decisions that reflect the best interest of all participants.”

About Mitesco, Inc.

Mitesco ( www.mitescoinc.com )is seeking to build a growth-oriented company, providing products, services and technology to make accessible, higher quality, and more affordable solutions. The Mitesco team has extensive experience in both start-ups and turnarounds intent on building successful growth situations, using both organic and acquisition growth strategies. Mitesco embraces the belief that when consumers' expectations are exceeded, the business’ performance may do so as well.

Contact:
Mitesco Investor Relations
Jimmy Caplan
jimmycaplan@me.com
512.329.9505

Mitesco Media Relations
Rick Eisenberg
eiscom@msn.com
917-691-8934

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to the expected foreclosure of several of our clinics. Words such as “expects,” “anticipates,” “aims,” “projects,” “intends,” “plans,” “believes,” “estimates,” “seeks,” “assumes,” “may,” “should,” “could,” “would,” “foresees,” “forecasts,” “predicts,” “targets,” “commitments,” and variations of such words and similar expressions are intended to identify such forward-looking statements. We caution you that the foregoing may not include all the forward-looking statements made in this press release.

These forward-looking statements are based on the Company’s current plans, assumptions, beliefs, and expectations. Forward-looking statements are subject to the occurrence of many events outside of the Company’s control. Actual results and the timing of events may differ materially from those contemplated by such forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things, the ability to obtain additional financing,; the risk that defaults under the Company’s leases could trigger other damages and remedies; the risk that commenced and threatened litigation may result in material judgments against the Company; the risk that foreclosure of the Company’s clinics may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that foreclosure of the Company’s clinics may negatively impact the Company’s business operations and reputation with or ability to serve customers; and other risks and uncertainties included in the Company’s reports on Forms 10-K, 10-Q, and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time, available at www.sec.gov.